UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2023

Invesco Ltd.
(Exact name of registrant as specified in its charter)

Bermuda				001-13908	98-0557567
(State or Other Jurisdiction of Incorporation or Organization)				(Commission File No.)	(I.R.S. Employer Identification No.)

1331 Spring Street, NW	Suite 2500,	Atlanta,	GA		30309
(Address of Principal Executive Offices)					(Zip Code)
(404) 892-0896
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.20 par value	IVZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Mr. C. Robert Henrikson retired from the Board of Directors of Invesco Ltd. (the "Company") as of May 25, 2023 due to reaching the Company's mandatory retirement age for directors.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Annual General Meeting of the Shareholders of the Company (the “Annual General Meeting”) was held on May 25, 2023. Proxies for the Annual General Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, and there was no solicitation in opposition to the Board of Directors’ solicitation. At this meeting, the shareholders were requested to: (1) elect twelve members of the Board of Directors, (2) approve, on an advisory, non-binding basis, the compensation paid to our named executive officers as disclosed in the proxy statement, (3) select, on an advisory, non-binding basis the frequency of holding future advisory votes on the compensation paid to our named executive officers, (4) approve the amendment and restatement of the Invesco Ltd. Third Amended and Restated Bye-Laws (the “Bye-Laws”) to eliminate certain super majority voting requirements, and (4) appoint the independent registered public accounting firm for the fiscal year ending December 31, 2023, all of which were described in the proxy statement.

The following actions were taken by the Company’s shareholders with respect to each of the foregoing items:

1. Election of Board of Directors. All the nominees for director were elected. With respect to each nominee, the total number of broker non-votes was 36,651,275. The table below sets forth the voting results for each director.

Name of Nominee	Votes Cast “For”	Votes Cast “Against”	Abstentions
Sarah E. Beshar	361,346,730	6,480,824	357,344
Thomas M. Finke	362,301,003	5,520,989	362,906
Martin L. Flanagan	365,681,696	2,098,741	404,461
Thomas P. Gibbons	365,705,673	2,131,092	348,133
William F. Glavin, Jr.	342,274,004	25,522,585	388,309
Elizabeth S. Johnson	365,620,884	2,154,672	409,342
Denis Kessler	355,601,847	12,252,111	330,940
Sir Nigel Sheinwald	362,117,041	5,700,240	367,617
Paula C. Tolliver	362,628,574	5,198,255	358,069
G. Richard Wagoner, Jr.	358,321,875	9,505,465	357,558
Christopher C. Womack	362,661,953	5,173,958	348,987
Phoebe A. Wood	350,545,432	17,234,657	404,809

2. Advisory vote on executive compensation. The Company’s shareholders approved, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers. The total number of broker non-votes was 36,651,275. The table below sets forth the voting results.

Votes Cast “For”	Votes Cast “Against”	Abstentions
348,387,480	18,968,381	829,037

3. Advisory vote on frequency of holding future advisory votes on executive compensation. The Company’s shareholders selected one year, on an advisory, non-binding basis, as the frequency of the advisory vote on the compensation paid to the Company’s named executive officers. The total number of broker non-votes was 36,651,275. The table below sets forth the voting results.

Votes Cast “One-Year”	Votes Cast “Two-Years”	Votes Cast “Three-Years”	Abstentions
352,861,026	193,450	14,653,879	476,543

After consideration of these voting results and other factors, the Company plans to conduct future say-on-pay votes on an annual basis until the next required vote on the frequency of say-on-pay votes or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interests of the Company's shareholders.

4. Approval of the amendment and restatement of the Bye-Laws to eliminate certain super majority voting requirements. The proposal was approved by shareholders. The total number of broker non-votes was 36,651,275. The table below sets forth the voting results.

Votes Cast “For”	Votes Cast “Against”	Abstentions
366,146,198	1,522,604	516,096

5. Appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The proposal was approved by the shareholders, and the voting results were as follows. There were no broker non-votes.

Votes Cast “For”	Votes Cast “Against”	Abstentions
402,649,493	1,619,537	567,143

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Ltd.

By:	/s/ Robert H. Rigsby
Robert H. Rigsby
Company Secretary
Date: May 26, 2023